SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.     )

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AXA ENTERPRISE MULTIMANAGER FUNDS TRUST
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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST

(FORMERLY, AXA PREMIER FUNDS TRUST)

SUPPLEMENT DATED DECEMBER 20, 2004 TO THE

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

DATED MARCH 1, 2004

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectus and Statement of Additional Information, as supplemented, of AXA Enterprise Multimanager Funds Trust (formerly, AXA Premier Funds Trust) (the “Trust”). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust’s most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about a new investment sub-adviser for the AXA Enterprise Multimanager International Equity Fund (formerly, AXA Premier International Equity Fund) (“International Fund”).

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust. Enterprise Fund Distributors, Inc. (“EFD”), AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares. EFD is located at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326 and the other two Distributors are both located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on December 9, 2004, the Board of Trustees, including the Trustees who are not “interested persons” of the Trust, the Investment Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) (“Independent Trustees”), unanimously approved the Investment Manager’s proposal to replace Bank of Ireland Asset Management (U.S.) Limited (“BOI”) as an Adviser to an allocated portion of the International Fund with J.P. Morgan Investment Management Inc. (“JP Morgan”). The Investment Manager’s proposal was based on its evaluation of certain personnel changes that recently have occurred at BOI. The other current Advisers of the International Fund are Alliance Capital Management L.P. (Bernstein Unit) (“Alliance”) and Marsico Capital Management, LLC (“Marsico”). Alliance has served as an Adviser to an allocated portion of the International Fund since its inception and Marsico has served as an Adviser to an allocated portion of the International Fund since May 30, 2003. Both Advisers will continue to manage their respective portions of the fund. AXA Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of the International Fund among the Advisers.

Factors Considered by the Board

In approving the Investment Advisory Agreement with JP Morgan, the Board of Trustees reviewed and evaluated information furnished by the Investment Manager and JP Morgan. The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreement. In addition, the Board of Trustees reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by JP Morgan; (ii) JP Morgan’s investment approach, including the extent to which JP Morgan’s investment style compares to, or correlates with, those of the other Advisers for the fund; (iii) the structure of JP Morgan and its ability to provide services to the fund, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) JP Morgan’s investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of JP Morgan’s advisory fee with those of other potential advisers as well as the other Advisers for the fund and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of JP Morgan serving as an Adviser to the fund, including costs associated with the transition of assets from BOI to JP Morgan. Based on its consideration and review of the foregoing information, the Board of Trustees determined that JP Morgan’s investment approach, style and process compares well with those of the other Advisers for the fund and that the fund is likely to benefit from the nature and quality of the services expected to be provided by JP Morgan, as well as its ability to render such services based on its experience, reputation and resources. The Board of Trustees also determined that JP Morgan’s historical performance record compared favorably to its peer group and benchmark. The Board of Trustees further determined that JP Morgan’s advisory fee was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Investment Manager and JP Morgan with respect to the International Fund was in the best interests of the fund and its shareholders. As a result of the Board of Trustees’ determination, effective as of December 17, 2004, JP Morgan became an Adviser to the International Fund.

Information Regarding the Investment Advisory Agreement

Except as to effective date, initial term and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and JP Morgan for the International Fund are substantially similar to those of the old investment advisory agreement between AXA Equitable and BOI. The new Investment Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the fund, on sixty days’ written notice to AXA Equitable and JP Morgan, or by AXA Equitable or JP Morgan on sixty days’ written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

The new Investment Advisory Agreement generally provides that JP Morgan will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by JP Morgan with respect to the fund, except that nothing in the agreement limits JP Morgan’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of JP Morgan in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the allocated portion of the fund advised by JP Morgan, if such statement or omission was made in reliance upon information furnished by JP Morgan to AXA Equitable or the Trust.

For its services to the International Fund, JP Morgan receives an advisory fee based on the allocated portion of the International Fund advised by it (“JP Morgan Allocated Portion”) as follows: 0.45% of the fund’s average daily net assets up to and including $50 million; 0.40% of the fund’s average daily net assets in excess of $50 million up to and including $300 million; and 0.35% of the fund’s average daily net assets in excess of $300 million. For purposes of calculating the advisory fee payable to JP Morgan, net assets of the JP Morgan Allocated Portion will be combined with JP Morgan’s allocated portion of AXA Premier VIP International Equity Fund, an affiliated portfolio for which JP Morgan also serves as an investment sub-adviser. AXA Equitable (and not the International Fund) is responsible for the payment of advisory fees to each of the Advisers. The management fee for the International Fund will not change as a result of appointing JP Morgan as an Adviser to the fund.

Under the old investment advisory agreement between AXA Equitable and BOI with respect to the International Fund, dated as of July 31, 2003, BOI received an advisory fee based on the aggregate assets of the fund together with assets of certain other funds managed by AXA Equitable for which BOI also served as an adviser (the “BOI Allocated Portions”) as follows: 0.45% of the BOI Allocated Portions’ average daily net assets up to and including $50 million; 0.40% of the BOI Allocated Portions’ average daily net assets in excess of $50 million up to and including $100 million; 0.30% of the BOI Allocated Portions’ average daily net assets in excess of $100 million up to and including $600 million; 0.28% of the BOI Allocated Portions’ average daily net assets in excess of $600 million up to and including $800 million; and 0.27% of the BOI Allocated Portions’ average daily net assets in excess of $800 million. For the fiscal year ended October 31, 2004, BOI received $16,650.21 in advisory fees with respect to the International Fund. The old investment advisory agreement between AXA Equitable and BOI with respect to the International Fund was last approved by the Board of Trustees on July 22, 2004.

Information Regarding JP Morgan

As one of the Advisers to the International Portfolio, it is anticipated that JP Morgan will seek to achieve the fund’s investment objective of long-term capital growth by investing primarily in equity securities of foreign companies. JP Morgan employs a bottom-up, active approach that focuses on proprietary research at the local and global sector level. JP Morgan intends that the fund’s performance will be driven primarily by stock selection and not by a single style, country, sector or currency bias. The principal risks of investing in the International Fund are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

It is anticipated that a team of investment professionals, led by Howard Williams and James Fisher, will perform the day-to-day management of the JP Morgan Allocated Portion. Mr. Howard joined JP Morgan as a portfolio manager in 1994 and is currently a Managing Director and the head of JP Morgan’s Global Portfolios Group. Mr. Fisher joined JP Morgan in 1985 as a trainee portfolio manager and is currently a Managing Director and Portfolio Manager in JP Morgan’s Global Portfolios Group.

JP Morgan is located at 522 Fifth Avenue, New York, New York 10036. JP Morgan is a wholly owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc. and an indirect-wholly owned subsidiary of JPMorgan Chase & Co., a publicly held bank holding company and global financial services firm. JP Morgan manages assets for governments, corporations, endowments, foundations, and individuals worldwide. As of September 30, 2004, JP Morgan had approximately $735 billion in assets under management.

JP Morgan has been retained by AXA Equitable to serve as the Adviser to three other funds that are managed by AXA Equitable: the EQ/J.P. Morgan Core Bond Portfolio, which, as of November 30, 2004, had approximately $1.2 billion in assets, the EQ/JP Morgan Value Opportunities Fund, which, as of November 30, 2004, had approximately $620.6 million in assets and the Enterprise Money Market Fund, a series of The Enterprise Group of Funds, Inc., which, as of November 30, 2004, had approximately $376.1 million in assets. JP Morgan serves as an adviser to a comparable fund, JPMorgan Fleming International Equity Fund (VSIEX), which, as of October 31, 2004, had approximately $1.3 billion in assets, and as compensation for its services, receives an effective advisory fee of 1% of the net assets of the fund.

Certain affiliates of JP Morgan also provide services to the Trust. JPMorgan Chase Bank serves as the Trust’s custodian. In addition, in its capacity as administrator to the Trust, AXA Equitable has retained JPMorgan Investor Services, Inc. as its sub-administrator.

Evelyn E. Guernsey is the President and Principal Executive Officer of JP Morgan. The current directors of JP Morgan are: Evelyn E. Guernsey, George C.W. Gatch, Lawrence M. Unrein and Mark Barry Ewart White. The principal business address for each of the foregoing persons is 522 Fifth Avenue, New York, New York 10036.

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Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the International Fund may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended October 31, 2004, the

International Fund paid $45 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of the Investment Manager, representing 0.18% of the fund’s total brokerage commissions.

Control Persons and Principal Holders

As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each fund. As of December 17, 2004, the Trustees and Officers of the Trust owned shares entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the International Fund. As of December 17, 2004, AXA Equitable held of record the following shares of the International Fund.

Fund	Shareholder	Shares Owned	Percent of Ownership
AXA Enterprise Multimanager International Equity Fund – Class A Shares	AXA Equitable Life Insurance Company New York, NY	8,291.874	98.29%
AXA Enterprise Multimanager International Equity Fund – Class B Shares	AXA Equitable Life Insurance Company New York, NY	5,250.000	98.57%
AXA Enterprise Multimanager International Equity Fund – Class C Shares	AXA Equitable Life Insurance Company New York, NY	5,250.000	17.84%
AXA Enterprise Multimanager International Equity Fund – Class Y Shares	AXA Equitable Life Insurance Company New York, NY	576,992.362	93.84%

Appendix A sets forth the shareholders of record as shown on the fund’s records, as of December 17, 2004, holding five percent or more of the outstanding shares of the International Fund.

A copy of the Trust’s 2004 Annual Report is enclosed.

Appendix A

AXA Enterprise Multimanager International Equity Fund

Shareholder	Shares Owned		Percent of Ownership
Pershing LLC Jersey City, NJ	3,978.620 (Class C	)	13.52 (Class C	% )
Pershing LLC Jersey City, NJ	3,828.601 (Class C	)	13.01 (Class C	% )
Pershing LLC Jersey City, NJ	2,060.218 (Class C	)	7.00 (Class C	% )
Pershing LLC Jersey City, NJ	1,754.364 (Class C	)	5.96 (Class C	% )
Pershing LLC Jersey City, NJ	1,696.075 (Class C	)	5.76 (Class C	% )